CONSENT OF INDEPENDENT AUDITORS

To the Trustees of Investors Trust:

        We consent to the incorporation by reference in Post-Effective Amendment No. 15 under the Securities Act of 1933 to the Registration Statement of Investors Trust on Form N-1A of our report dated December
11, 1996, on our audits of the financial statements and financial highlights of Investors Trust-Government Fund, Growth Fund, Adjustable Rate Fund,
Value Fund, and Tax Free Fund, which report is included in the Annual Report to Shareholders for the fiscal year ended October 31, 1996 which is incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectus and the caption "Independent Accountants" in the Registration Statement.



Boston, Massachusetts                        /s/ COOPERS & LYBRAND L.L.P.
February 25, 1997                                ------------------------
                                                 Coopers & Lybrand L.L.P.